Cimarex Reports Second-Quarter 2011 Net Income of $166.7 Million

DENVER, Aug. 4, 2011 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported second-quarter 2011 net income of $166.7 million, or $1.94 per diluted share. This compares to second-quarter 2010 earnings of $124.6 million, or $1.46 per diluted share.

Second-quarter 2011 net income includes an unrealized non-cash gain on derivative instruments associated with 2011 oil and gas hedges of $14.2 million after-tax, or $0.16 per share. Second-quarter 2010 results had an $8.5 million ($0.10 per share) after-tax non-cash loss on derivative instruments.

Oil, gas and natural gas liquids (NGLs) revenue in the second quarter of 2011 totaled $452.3 million, a 24% increase compared to $364.9 million in the same period of 2010. Second-quarter 2011 cash flow from operations was $343.4 million versus $259.9 million a year ago(1).

The increase in second-quarter 2011 revenues and cash flow is a result of higher realized oil, gas and NGL prices, which were slightly offset by lower production. Second-quarter 2011 production volumes averaged 585.7 million cubic feet equivalent (MMcfe) per day, a 1% decrease as compared to second-quarter 2010 output of 594.4 MMcfe per day. Second-quarter 2011 Permian and Mid-Continent volumes grew 17% and 15%, respectively over the same period in 2010. Growth in these regions was offset by a 38% decrease in Gulf Coast volumes. Gulf Coast production decreased as a result of declines in highly-profitable large wells drilled over the last two years near Beaumont, Texas. Second-quarter 2011 production volumes were 55% gas, 28% oil and 17% NGLs.

Second-quarter 2011 realized oil and NGL prices increased 33% and 35% to $100.12 and $45.06 per barrel, respectively over second-quarter 2010. Gas prices gained 6% to $4.75 per thousand cubic feet (Mcf) as compared to the same period of 2010.

For the six months ended June 30, 2011, net income totaled $284.9 million, or $3.31 per diluted share, as compared to $329.0 million, or $3.84 per share, for the first six months of 2010. First-half 2011 cash flow from operations totaled $648.0 million versus $573.1 million for 2010
(1).

2011 Outlook

Third-quarter 2011 production is projected to range between 585-605 MMcfe/d. Full-year 2011 production is now projected to be in the range of 595-610 MMcfe/d, down from previous guidance of 605-635 MMcfe/d. The reduction is largely due to lower volume expectations in the Gulf Coast stemming from mechanical problems and year to date drilling results.

Full-year 2011 exploration and development (E&D) capital investment is expected to be in the range of $1.5-$1.6 billion. The current year E&D capital investment is expected to be funded from cash on hand, cash flow and non-core property sales. As compared to previous guidance of $1.3-$1.5 billion, the increase in capital investment is primarily directed to our Cana-Woodford program and also reflects higher service costs.

Expenses for 2011 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.02 - $1.22
Transportation expense	0.30 - 0.35
DD&A and ARO accretion	1.75 - 1.90
General and administrative expense	0.22 - 0.28
Taxes other than income (% of oil and gas revenue)	7.5% - 8.5%

Other

Cimarex's commodity hedge position comprised of natural gas swaps and oil collars remains unchanged as summarized below:

Natural Gas Contracts

				Weighted Average
Period	Type	Volume (2)	Index(3)	Swap Price
Jul 11 – Dec 11	Swap	20,000	PEPL	$5.05

Oil Contracts

				Weighted Average Price
Period	Type	Volume (2)	Index(3)	Floor	Ceiling
Jul 11 – Dec 11	Collar	12,000	WTI	$65.00	$105.44

Cimarex accounts for these commodity contracts using the mark-to-market (through income) accounting method. Second-quarter 2011 net cash settlements for gas were $1.7 million in receipts offset by $1.7 million in payments on oil collars. Non-cash unrealized market-to-market gain for the quarter totaled $22.4 million.

In July 2011, Cimarex closed on a new five-year senior unsecured revolving credit facility. The new facility has bank commitments of $800 million and an initial borrowing base of $2 billion. At June 30, 2011 Cimarex had no bank debt outstanding. Long-term debt at June 30, 2011 was $350 million. Debt to total capitalization ratio at quarter-end was 11% (4).

On August 1, 2011, Cimarex completed the sale of its entire interest in the Riley Ridge Federal Unit and gas processing facility located in southwestern Wyoming. At closing Cimarex received $176 million, plus customary closing adjustments. The sales contract also provides for a $15 million contingent payment to be paid by the buyer at the time the gas processing facility is operational and certain other performance standards are met, which is expected to occur in the fourth quarter of this year. In the accompanying balance sheet as of June 30, 2011, Riley Ridge processing facility is included in assets held for sale.

Exploration and Development Activity

Cimarex's drilling activities are conducted within three main areas: Permian Basin, Mid-Continent and Gulf Coast. Permian activity is currently primarily directed to the Delaware Basin of southeast New Mexico and West Texas. Majority of Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale and Texas Panhandle Granite Wash. Gulf Coast operations are currently focused in southeast Texas, near Beaumont.

Cimarex drilled and completed 160 gross (90 net) wells during the first half of 2011, investing $757 million on exploration and development. Of total expenditures, 48% were invested in projects located in the Mid-Continent area; 46% in the Permian Basin; and 6% in the Gulf Coast and other.

Wells Drilled and Completed by Region
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Gross wells
Permian Basin	45	22	71	33
Mid-Continent	49	27	86	49
Gulf Coast	1	3	3	7
	95	52	160	89
Net wells
Permian Basin	36	16	56	25
Mid-Continent	19	14	32	24
Gulf Coast	-	3	2	7
	55	33	90	56
% Gross wells completed as producers	96%	96%	96%	94%

At the end of the second quarter, 16 net wells were awaiting completion: eight Permian Basin and eight Mid-Continent. Cimarex currently has 27 operated rigs running; 14 in the Permian Basin, 11 in the Mid-Continent, and two in southeast Texas Gulf Coast.

Permian Basin

Cimarex drilled and completed 71 gross (56 net) Permian Basin wells during the first six months of 2011, completing 94% as producers. At quarter-end, 10 gross (8 net) wells were awaiting completion. Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Paddock, Abo and Wolf Camp formations. Second-quarter 2011 Permian production averaged 182.3 MMcfe/d, an increase of 17% over second-quarter 2010, which included over 21% growth in oil volumes to 15,780 barrels per day.

Recent notable horizontal Bone Spring wells brought on production (30-day gross average) this quarter include the Irwin 13 Federal 2H (100% working interest) at 810 barrels equivalent per day (Boe/d), KHC 33-24 2H (96% working interest) at 750 barrels equivalent per day and the Parkway State 17 Com 3H (94% working interest) at 710 barrels equivalent per day.

Cimarex is also in the early evaluation of unconventional liquids-rich gas plays targeting Wolfcamp, Avalon and Cisco/Canyon shale formations in the Delaware Basin. During 2011 five new horizontal Wolfcamp wells have been drilled and completed, bringing total wells in the play to 12. First 30-day production from the horizontal Wolfcamp wells has averaged 6.3 MMcfe/d, comprised of 48% gas, 31% NGL and 21% oil.

Mid-Continent

First-half 2011 Mid-Continent wells drilled and completed totaled 86 gross (32 net), completing 100% as producers. At quarter-end, 22 gross (8 net) wells were awaiting completion. Mid-Continent production averaged 284.7 MMcfe/d for the second quarter of 2011, a 15% increase over second-quarter 2010 average of 248.4 MMcfe/d.

The majority of the current year drilling activity has been in the Anadarko Basin, Cana-Woodford shale play, where Cimarex drilled and completed 71 gross (23 net) wells. At quarter-end 22 gross (8 net) wells were being completed or awaiting completion in this area.

Since the Cana play began in late 2007, Cimarex has participated in 257 gross (100 net) wells. Of total wells, 214 gross (79 net) were on production at quarter-end and the remainder were either in the process of being drilled or awaiting completion. Second-quarter 2011 net production from the Cana play averaged 115 MMcfe/d, a 53% increase versus the second-quarter 2010 average of 75 MMcfe/d.

Gulf Coast

During the first six months of 2011 Cimarex drilled three gross (2.3 net) Yegua/Cook Mountain wells, of which one gross (1.0 net) was successful. Gulf Coast production average 116.9 MMcfe/d for the second quarter of 2011, a 38% decrease as compared to the second-quarter 2010 average of 190.0 MMcfe/d. The decreased output is a result of production interruptions, reservoir management and natural decline in highly-productive wells drilled near Beaumont, Texas over the last two years.

Production by Region

Cimarex's average daily production by commodity and region is summarized below:

Production by region
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Gas (Mcf per day)
Permian Basin	70,655	69,414	69,750	71,576
Mid-Continent	194,038	195,796	191,705	191,922
Gulf Coast	58,605	105,434	63,346	116,687
Other	1,443	706	1,374	852
	324,741	371,350	326,175	381,037
NGL (barrels per day)
Permian Basin	2,820	1,210	2,880	689
Mid-Continent	9,144	4,194	8,348	4,071
Gulf Coast	4,878	5,387	5,666	2,809
Other	2	1	1	1
	16,844	10,792	16,895	7,570
Oil (barrels per day)
Permian Basin	15,780	13,080	15,164	13,185
Mid-Continent	5,960	4,575	5,601	4,547
Gulf Coast	4,833	8,705	5,907	9,420
Other	77	21	47	18
	26,650	26,381	26,719	27,170
Total Equivalent (Mcfe per day)
Permian Basin	182,255	155,154	178,014	154,820
Mid-Continent	284,662	248,410	275,399	243,630
Gulf Coast	116,871	189,986	132,784	190,061
Other	1,917	838	1,662	966
	585,705	594,388	587,859	589,477

Conference call and web cast

Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive call, please dial (877) 789-9039 and reference call # 82976141 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (855) 859-2056 and by using the conference ID # 82976141. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

  Cash flow from operations is a non-GAAP financial measure.  See below for a reconciliation of the related amounts.
  Gas volume in MMBtu per day and oil volume in barrels per day.
  PEPL refers to Panhandle Eastern Pipe Line, Tex/Ok Mid-Continent index as quoted in Platt's Inside FERC.  WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
  Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $350 million divided by long-term debt of $350 million plus stockholders' equity of $2,887.6 million.

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands)
Net cash provided by operating activities	$373,814	$273,153	$639,091	$572,260
Change in operating assets
and liabilities	(30,451)	(13,259)	8,892	841

Cash flow from operations	$343,363	$259,894	$647,983	$573,101

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA*

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Total gas production - Mcf	29,551,462	33,792,812	59,037,609	68,967,732
Gas volume - Mcf per day	324,741	371,350	326,175	381,037
Gas price - per Mcf	$4.75	$4.48	$4.60	$5.47

Total oil production - barrels	2,425,187	2,400,661	4,836,106	4,917,701
Oil volume - barrels per day	26,650	26,381	26,719	27,170
Oil price - per barrel	$100.12	$75.26	$95.80	$75.69

Total NGL production - barrels	1,532,813	982,040	3,058,039	1,370,242
NGL volume - barrels per day	16,844	10,792	16,895	7,570
NGL price - per barrel	$45.06	$33.45	$42.92	$35.07

*  During the first quarter of 2010 we began separately reporting NGL sales and production volumes.  The determination of whether to record and separately disclose NGL volumes is based on where title transfer occurs during processing of the well stream.  New gas processing contracts related to new drilling activity and ongoing contractual amendments have resulted in title of NGL volumes being conveyed to the Company.  As a consequence, reported gas and NGL volumes and prices between periods may not be comparable.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands)
Acquisitions:
Proved	$9,165	$6,630	$9,165	$13,786
Unproved	11,606	4,022	12,047	20,066
	20,771	10,652	21,212	33,852

Exploration and development:
Land and Seismic	52,499	38,258	84,925	63,161
Exploration and development	367,486	199,200	672,061	366,886
	419,985	237,458	756,986	430,047

Sale proceeds:
Proved	(7,129)	(24,861)	(18,483)	(24,861)
Unproved	(1,327)	(3,917)	(1,821)	(3,917)
	(8,456)	(28,778)	(20,304)	(28,778)

	$432,300	$219,332	$757,894	$435,121

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share data)

Revenues:
Gas sales	$140,377	$151,375	$271,700	$377,012
Oil sales	242,812	180,664	463,311	372,224
NGL sales	69,069	32,851	131,259	48,060
Gas gathering, processing and other, net	14,955	13,611	27,539	29,775
	467,213	378,501	893,809	827,071
Costs and expenses:
Depreciation, depletion, amortization and accretion	92,554	74,787	179,518	147,141
Production	60,745	45,356	119,225	87,339
Transportation	16,387	10,825	29,833	21,992
Gas gathering and processing	4,630	6,100	9,181	12,605
Taxes other than income	34,495	28,410	68,092	60,768
General and administrative	10,617	11,817	25,344	24,862
Stock compensation, net	4,617	2,993	9,367	5,771
Gain on derivative instruments, net	(22,477)	(3,289)	(4,233)	(55,886)
Other operating, net	2,342	1,876	5,716	30
	203,910	178,875	442,043	304,622

Operating income	263,303	199,626	451,766	522,449

Other (income) and expense:
Interest expense	7,638	7,387	14,913	15,133
Amortization of deferred financing costs	1,702	1,714	3,407	3,430
Capitalized interest	(7,352)	(7,285)	(14,577)	(14,709)
Other, net	(3,018)	1,851	(3,622)	(79)

Income before income tax	264,333	195,959	451,645	518,674
Income tax expense	97,584	71,339	166,734	189,693

Net income	$166,749	$124,620	$284,911	$328,981

Earnings per share to common stockholders:
Basic	$1.95	$1.47	$3.33	$3.88
Diluted	$1.94	$1.46	$3.31	$3.84

Dividends per share	$0.10	$0.08	$0.20	$0.16

Shares attributable to common stockholders:
Unrestricted common shares outstanding	83,635	82,352	83,635	82,352
Diluted common shares	84,063	83,251	84,068	83,242

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	85,655	84,742	85,655	84,742
Fully diluted shares	86,083	85,641	86,088	85,632

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands)

Cash flows from operating activities:
Net income	$166,749	$124,620	$284,911	$328,981
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	92,554	74,787	179,518	147,141
Deferred income taxes	98,358	40,313	168,056	125,303
Stock compensation, net	4,617	2,993	9,367	5,771
Derivative instruments, net	(22,441)	13,281	(2,163)	(38,775)
Changes in non-current assets and liabilities	1,821	2,513	4,559	5,614
Amortization of deferred financing costs
and other, net	1,705	1,387	3,735	(934)
Changes in operating assets and liabilities:
Decrease in receivables, net	15,527	49,544	17,549	10,049
(Increase) decrease in other current assets	(6,689)	(1,908)	(9,694)	16,587
Increase (decrease) in accounts payable and
accrued liabilities	21,613	(34,377)	(16,747)	(27,477)
Net cash provided by operating activities	373,814	273,153	639,091	572,260
Cash flows from investing activities:
Oil and gas expenditures	(389,119)	(223,259)	(699,301)	(426,941)
Sales of oil and gas and other assets	8,609	28,850	20,646	28,905
Other expenditures	(28,383)	(6,986)	(52,889)	(14,808)
Net cash used by investing activities	(408,893)	(201,395)	(731,544)	(412,844)
Cash flows from financing activities:
Net decrease in bank debt	-	-	-	(25,000)
Financing costs incurred	(100)	(100)	(100)	(100)
Dividends paid	(8,566)	(6,766)	(15,415)	(11,835)
Issuance of common stock and other	2,749	14,623	6,992	17,032
Net cash provided by (used by) financing activities	(5,917)	7,757	(8,523)	(19,903)
Net change in cash and cash equivalents	(40,996)	79,515	(100,976)	139,513
Cash and cash equivalents at beginning of period	54,146	62,542	114,126	2,544
Cash and cash equivalents at end of period	$13,150	$142,057	$13,150	$142,057

CONDENSED BALANCE SHEETS (unaudited)

	June 30,	December 31,
Assets	2011	2010
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$13,150	$114,126
Receivables, net	293,419	310,968
Oil and gas well equipment and supplies	78,584	81,871
Deferred income taxes	4,293	4,293
Derivative instruments	2,826	5,731
Assets held for sale	112,758	-
Other current assets	48,692	44,778
Total current assets	553,722	561,767
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	9,074,629	8,421,768
Unproved properties and properties under development,
not being amortized	655,924	547,609
	9,730,553	8,969,377
Less – accumulated depreciation, depletion and amortization	(6,210,882)	(6,047,019)
Net oil and gas properties	3,519,671	2,922,358
Fixed assets, net	86,539	156,579
Goodwill	691,432	691,432
Other assets, net	32,764	26,111
	$4,884,128	$4,358,247
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,506	$47,242
Accrued liabilities	398,941	320,989
Liabilities associated with assets held for sale	8,112	-
Derivative instruments	4,519	9,587
Revenue payable	139,261	134,495
Total current liabilities	598,339	512,313
Long-term debt	350,000	350,000
Deferred income taxes	787,192	619,040
Other liabilities	260,996	267,062
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized,
85,568,583 and 85,234,721 shares issued, respectively	856	852
Paid-in capital	1,892,898	1,883,065
Retained earnings	993,415	725,651
Accumulated other comprehensive income	432	264
	2,887,601	2,609,832
	$4,884,128	$4,358,247

CONTACT: Mark Burford, Vice President – Capital Markets and Planning of Cimarex Energy Co., +1-303-295-3995